EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Cars.com Announces $200 Million Share Repurchase Program

CHICAGO, March 22, 2018 – Cars.com Inc. (NYSE: CARS) (“Cars.com” or the “Company”), a leading online automotive marketplace, today announced that its Board of Directors (the “Board”) has authorized the repurchase of up to $200 million of the Company’s common stock. The Company intends to fund the share repurchase program with cash from operations.

Alex Vetter, Chief Executive Officer, said, “Over the past several months, we have successfully negotiated the conversion of nearly 60% of our wholesale revenue into our direct sales channel, closed on the acquisition of Dealer Inspire and Launch Digital Marketing, and made strategic investments in technology and product innovation. With these transactions and investments completed, the Board has now considered our strong free cash flow and the funding required to execute the Cars.com business plan, and we are pleased to execute this next step in our capital allocation strategy to further enhance shareholder returns.”

The Company may repurchase shares from time to time in open market transactions or through privately negotiated transactions in accordance with applicable federal securities laws and subject to the Company’s blackout periods. The timing and amounts of any purchases under the share repurchase program will be based on market conditions and other factors including price. The repurchase program has a two-year duration, does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

Vetter continued, “Since our inception as a public company nine months ago, the Board has regularly reviewed the Company’s capital allocation strategy to ensure it is directed to the areas where we believe we can drive the greatest value for our shareholders. Following today’s announcement, our board will continue to evaluate our capital allocation policies in ordinary course.”

About Cars.com

Cars.com™ is a leading two-sided digital automotive marketplace that creates meaningful connections between buyers and sellers. Launched in 1998 and headquartered in Chicago, the company empowers consumers with resources and information to make informed buying decisions around The 4Ps of Automotive Marketing™: Product, Price, Place and Person, by connecting advertising partners with in-market car shoppers and providing data-driven intelligence to increase inventory turn and gain market share. A pioneer in online automotive classifieds, the company has evolved into one of the largest digital automotive platforms, connecting thousands of local dealers across the country with millions of consumers. Through trusted expert content, on-the-lot mobile features and intelligence, millions of new and used vehicle listings, a comprehensive set of pricing and research tools, and the largest database of consumer reviews in the industry, Cars.com is transforming the car shopping experience.

Cars.com properties include DealerRater®, Auto.com™, PickupTrucks.com® and NewCars.com®. For more information, visit www.Cars.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical facts are forward-looking statements. Forward-looking statements include information concerning our business strategies, plans and objectives, market potential, future financial performance, planned operational and product improvements, liquidity and other matters. These statements often include words such as "believe," "expect," "project," "anticipate," "intend," "plan," "estimate," "target," "seek," "will," "may," "would," "should," "could," "forecasts," "mission," "strive," "more," "goal" or similar expressions. Forward-looking statements are based on our current expectations, beliefs, estimates, projections and assumptions, based on our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we think are appropriate. These statements are expressed in good faith and we believe these judgments are reasonable. However, you should understand that these statements are not guarantees of performance or results. Our actual results could differ materially from those expressed in the forward-looking statements. Given these uncertainties, forward-looking statements should not be relied on in making investment decisions.

Forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from those expressed in the forward-looking statements contained in this press release. Such risks, uncertainties, and other important factors include, among others, risks related to our business, our separation from our parent company and our common stock.  For a detailed discussion of many of these risks and uncertainties, see the section entitled "Risk Factors" in our Registration Statement on Form 10, filed with the SEC on May 4, 2017, and in our Annual Report on Form 10-K, filed with the SEC on March 6, 2018. All forward-looking statements contained in this press release are qualified by these cautionary statements. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

The forward-looking statements in this press release are intended to be subject to the safe harbor protection provided by the Federal securities laws.

Cars.com Media Contact:

Marita Thomas

312-601-5692

mthomas@cars.com

or

Joele Frank, Wilkinson Brimmer Katcher

Leigh Parrish / Annabelle Rinehart

212-355-4449

Cars.com Investor Relations Contact:

Jandy Tomy

312-601-5115

ir@cars.com

or

MacKenzie Partners, Inc.

Jeanne Carr

212-929-5916

Jcarr@mackenziepartners.com

Dan Burch

212-929-5748

Dburch@mackenziepartners.com